Exhibit 8d

Participation Agreement between the issuer and BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC, and BlackRock Investments, LLC, dated May 13, 2004, as amended through June 19, 2018.

Amendment Four to the Fund Participation Agreement

THIS AMENDMENT FOUR TO THE FUND PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 19th day of June, 2018, by and among BlackRock Variable Series Funds, Inc. (the “Fund”), BlackRock Advisors, LLC (“BAL”), BlackRock Investments, LLC (“BRIL”), Delaware Life Insurance Company, formerly known as Sun Life Assurance Company of Canada (U.S.) (“DLIC”), and Delaware Life Insurance Company of New York, formerly known as Sun Life Insurance and Annuity Company of New York (together with DLIC, the “Company”), on behalf of the Company and on behalf of each separate account of the Company as set forth on Schedule A (each an “Account” and collectively the “Accounts”).

WITNESSETH:

WHEREAS, the parties have entered into a Fund Participation Agreement dated May 13, 2004, as amended (the “Agreement”), which is incorporated herein by reference;

WHEREAS, Sun Life Assurance Company of Canada (U.S) has changed its name to Delaware Life Insurance Company, effective July 21, 2014;

WHEREAS, Sun Life Insurance and Annuity Company of New York has changed its name to Delaware Life Insurance Company of New York, effective July 21, 2014;

WHEREAS, the Company has changed the names of its separate accounts utilizing the Fund to reflect the Company’s name change;

WHEREAS, Section 8.10 of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties; and

WHEREAS, the parties desire to amend certain sections and Schedules A and B of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1.	Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.	The Agreement is hereby amended to change the name of Sun Life Assurance Company of Canada (U.S.), in each place where such name appears, to Delaware Life Insurance Company.

3.	The Agreement is hereby amended to change the name of Sun Life Insurance and Annuity Company of New York, in each place where such name appears, to Delaware Life Insurance Company of New York.

4.	Article 2, Obligations of the Parties, Section 2.2 is hereby replaced in its entirety with the following:

2.2 At least annually, the Underwriter or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule B hereto) for the Shares as the Company may reasonably request for distribution to Contract owners. The Underwriter or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably require for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the request of the Company, an electronic file in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Shares printed; the expenses of such printing to be apportioned between (a) the Company and (b) the Underwriter or its designee in proportion to the number of pages of the Contract and Portfolios’ prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Underwriter or its designee to bear the cost of printing the Portfolios’ prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expense of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Portfolios. In the event that the Company requests that the Underwriter or its designee provide such Portfolios’ prospectus in a “camera ready” or electronic file format, the Underwriter shall be responsible for providing the prospectus in the format in which it or the Fund is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses) and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

5.	Article 3, Representations and Warranties, Section 3.8 is hereby replaced in its entirety with the following:

“3.8 The Company represents and warrants that it shall maintain a reasonable risk-based program to comply with economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control and other applicable jurisdictions (“Sanctions Laws”). The Company shall maintain policies, procedures and controls that are reasonably designed to ensure compliance with applicable Sanctions Laws and limit the risk of transactions that could be regarded as circumventing such Sanctions Laws and that it, the Accounts, and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (ii) are not located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws. The Company agrees that it will take reasonable steps to ensure that Contract owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists. The Company will promptly inform BRIL in writing if with respect to the transactions in the Shares or the Company’s services, the Company becomes aware of any violations of Sanctions Laws by itself or any of the Accounts or to the extent required by applicable law, any of its owners or controllers or if it is the target of an embargo or identified on any Sanctions Lists or if the Company is otherwise unable to comply with its obligations under this Section 3.8.

The Company shall have an anti-money laundering program reasonably designed to comply with all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and/or other global legislation, where applicable. The Company shall have in place written policies, procedures and controls reasonably designed to detect, prevent and report money laundering or other suspicious activity as well as a written customer identification policy. The written customer identification policy shall require the identification and verification of the identities of the Company’s customers and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s). In addition, the Company shall have a designated anti-money laundering compliance officer, and the Company shall provide anti-money laundering training to its staff. Finally, the Company’s anti-money laundering program shall provide for an independent audit of its anti-money laundering program. The Company will promptly inform BRIL in writing, to the extent not prohibited by applicable law, if the Company becomes aware of any violations of anti-money laundering laws by it or any Separate Account or Contract Owner with respect to the Company’s transactions in Shares or if the Company is otherwise unable to comply with its obligations under this Section 3.8.

At all times during which it transacts in and owns Shares of the Fund, the Company shall provide BRIL with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund and BRIL to fulfill their obligations under applicable Sanctions Laws and the USA PATRIOT ACT (including maintaining records for at least five years).

The Company represents and warrants that neither it nor any of its principals have been previously indicted with respect to or convicted of any criminal charges of money laundering, and neither it nor any of its principals is the subject of any criminal action or of any regulatory or self-regulatory action relating to money laundering. Company represents and warrants that it is aware of Sanctions Laws (as defined above), and it has not violated and shall not violate any Sanctions Laws.

Company agrees to promptly advise the BRIL if it receives notice of any of the following: (1) any investor complaint, litigation initiated or threatened, or communication by a regulatory authority or self-regulatory organization which relates to the Fund or to a transaction in Shares by it or (2) any examination by any regulatory authority or self-regulatory organization that may or has resulted in a material compliance deficiency, and the Company agrees to promptly provide BRIL with such information and documentation thereon as BRIL may request. Upon request, the Company shall provide certification that its obligations under this Agreement are being met.

6.	Article 7, Notices is hereby replaced in its entirety with the following:

“ARTICLE 7

Notices

Unless otherwise specified in this Agreement, all notices shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of delivery); (b) when delivered if sent by a nationally recognized overnight courier (with written or electronic confirmation of delivery); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Notices must be sent to the respective parties at the address(es) indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Article 7).

To the Fund and BAL: BlackRock Advisors, LLC Attn: Jon Maro Global Client Services 55 East 52nd Street New York, NY 10055	With a copy to: BlackRock, Inc. Attn: General Counsel 55 East 52nd Street New York, NY 10055

To BRIL: BlackRock Investments, LLC Attn: Salim Ramji Senior Managing Director, US Wealth Advisory 55 East 52nd Street New York, NY 10055	with a copy to: BlackRock Investments, LLC Attn: Chief Compliance Officer 55 East 52nd Street New York, NY 10055

If to the Company: Delaware Life Insurance Company 1601 Trapelo Road, Suite 30 Waltham, MA 02451 Attention: General Counsel

Delaware Life Insurance Company of New York 1601 Trapelo Road, Suite 30 Waltham, MA 02451 Attention: General Counsel

7.	Schedule A is hereby deleted and replaced in its entirety with Schedule A here within.

8.	Schedule B is hereby deleted and replaced in its entirety with Schedule B here within.

9.	Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

DELAWARE LIFE INSURANCE COMPANY

By: /s/ Richard A. Termine
Name: Richard A. Termine
Title: Authorized Signer

DELAWARE LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Richard A. Termine
Name: Richard A. Termine
Title: Authorized Signer

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Jennifer McGovern
Name: Jennifer McGovern
Title: Vice President

BLACKROCK ADVISORS, LLC

By: /s/ Jonathan Maro
Name: Jonathan Maro
Title: COO-BRIL

BLACKROCK INVESTMENTS, LLC

By: /s/ Jonathan Maro
Name: Jonathan Maro
Title: COO-BRIL

Schedule A

Separate Accounts of Delaware Life Insurance Company and Delaware Life Insurance Company of New York Participating in Portfolios of the Fund:

Delaware Life Variable Account F

Delaware Life Variable Account G

Delaware Life Variable Account I

Delaware Life NY Variable Account C

Delaware Life NY Variable Account D

Delaware Life NY Variable Account J

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc. now or in the future available to Accounts of the Company, including, but not limited to:

Fund Name	Class	Cusip	Ticker

Equity Funds

BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI

BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII

BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII

BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT

BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT

BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII

BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI

BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII

BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII

BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI

BlackRock Basic Value V.I. Fund	II	09253L504	BAVII

BlackRock Basic Value V.I. Fund	III	09253L603	BVIII

BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI

BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII

BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI

BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII

BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI

BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII

BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII

BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI

BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII

BlackRock International V.I. Fund	I	09253L645	IVVVI

BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX

BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX

BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX

BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX

BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX

BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX

BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI

BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII

BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI

Fixed Income Funds

BlackRock High Yield V.I. Fund	I	09253L710	HICUI

BlackRock High Yield V.I. Fund	III	09253L686	HCIII

BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX

BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX

BlackRock Total Return V.I. Fund	I	09253L702	CRBDI

BlackRock Total Return V.I. Fund	III	09253L884	CBIII

BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI

BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Index Fund

BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI

BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

Money Market Fund

BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI

*	No payments for operational & recordkeeping/administrative services will be made on this Portfolio.

AMENDMENT THREE TO FUND PARTICIPATION AGREEMENT

Effective August 1, 2011

The Fund Participation Agreement (the “Agreement”), dated May 13, 2004 and amended October 1, 2006 and October 1, 2008, by and between BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC, BlackRock Investments, LLC, Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, is further amended as follows:

1.

Effective October 1, 2008, BlackRock Distributors, Inc. changed its name to BlackRock Investments, Inc. Effective April 1, 2009, BlackRock Investments, Inc. converted from a corporation to a limited liability company and changed its name to BlackRock Investments, LLC.

2.	Schedule A is deleted and replaced with the following:

Schedule A

Separate Accounts of Sun Life Assurance Company of Canada (U.S.) Participating in Portfolios of BlackRock Variable Series Funds, Inc.

Sun Life of Canada (U.S.) Separate Account F

Sun Life of Canada (U.S.) Separate Account G

Sun Life of Canada (U.S.) Separate Account I

Sun Life of Canada (U.S.) Separate Account K

Sun Life (N.Y.) Separate Account C

Sun Life (N.Y.) Separate Account D

Sun Life (N.Y.) Separate Account J

Sun Life (N.Y.) Separate Account N

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the effective date stated above.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: /s/ Stephen Deschenes	By: /s/ Susan J. Lazzo
Name: Stephen Deschenes	Name: Susan J. Lazzo
Title: Senior Vice President	Title: AVP & Senior Counsel

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Brendan Kyte
Name: Brendan Kyte
Title: Vice President

BLACKROCK INVESTMENTS, LLC

By: /s/ Frank Porcelli
Name: Frank Porcelli
Title: Managing Director

BLACKROCK ADVISORS, LLC

By: /s/ Lisa Hill
Name: Lisa Hill
Title: Director

AMENDMENT TWO TO FUND PARTICIPATION AGREEMENT

Effective October 1, 2008

The Fund Participation Agreement (the “Agreement”), dated May 13, 2004 and amended October 1, 2006, by and between BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC, BlackRock Distributors, Inc., Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, is further amended as follows:

1.	Schedule A is deleted and replaced with the following:

Schedule A

Separate Accounts of Sun Life Assurance Company of Canada (U.S.) Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Sun Life of Canada (U.S.) Separate Account F

Sun Life of Canada (U.S.) Separate Account G

Sun Life of Canada (U.S.) Separate Account I

Sun Life (N.Y.) Separate Account C

Sun Life (N.Y.) Separate Account D

Sun Life (N.Y.) Separate Account J

2.	Schedule B is deleted and replaced with the following:

Schedule B

Portfolios and Classes of Merrill Lynch Variable Series Funds, Inc. Offered to Separate Accounts of Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York

All available shares classes of:

BlackRock Balanced Capital V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Fundamental Growth V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Growth V.I. Fund

BlackRock Government Income V.I. Fund

BlackRock High Income V.I. Fund

BlackRock International Value V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Money Market V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Utilities and Telecommunications V.I. Fund

BlackRock Value Opportunities V.I. Fund

The Fund has adopted a Distribution Plan (the “Plan”) with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Underwriter to pay each participation Insurance Company that enters into an agreement with the Underwriter to provide distribution related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the net asset value of the Class II shares and up to 0.25% of the net asset value of Class III shares of each Portfolio held by such participating Insurance Company. The Company agrees to waive the payment of any such distribution fees unless and until Underwriter has received such fees from the Fund.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: /s/ Bruce Jones	By:	/s/ Susan Lazzo
For the Secretary		For the Secretary
Name: Bruce Jones		Name: Susan Lazzo
Title: Vice President		Title: Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: /s/ Bruce Jones	By:	/s/ Susan Lazzo
For the Secretary		For the Secretary
Name: Bruce Jones		Name: Susan Lazzo
Title: Vice President		Title: Senior Counsel

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Donald Burke
Name: Donald Burke
Title: President and Chief Executive Officer

BLACKROCK DISTRIBUTORS, INC.

By: /s/ Bruno Distefano
Name: Bruno Distefano
Title: VP

BLACKROCK ADVISORS, LLC

By: /s/ Anne Ackerley
Name: Anne Ackerley
Title: Managing Director

AMENDMENT ONE TO FUND PARTICIPATION AGREEMENT

Effective October 1, 2006

You (the “Company”) entered into a Fund Participation Agreement (the “Agreement”), with FAM Variable Series Funds, Inc. (formerly, Merrill Lynch Variable Series Funds, Inc.), Merrill Lynch Investment Managers, L.P. (“MLIM”) and FAM Distributors, Inc. (“FAMD”) regarding purchases of shares in one more of the Portfolios on behalf of segregated accounts to fund certain variable life insurance policies and/or variable annuity contacts funded or to be funded through one or more of the accounts. The parties to the Agreement hereby agree that effective upon the closing of the Transaction, the Agreement is hereby amended to add the following:

Company

All parties agree to add Sun Life Insurance and Annuity Company of New York as a party to the Agreement. The references to Company include Sun Life Assurance Company of Canada (U.S.)

MLIM

The Company agrees all provisions relating to and responsibilities of MLIM will hereby be assigned to BlackRock Advisors, LLC.

Fund

The name “FAM Variable Series Funds, Inc.” will change to “BlackRock Variable Series Funds, Inc.,” and “Fund” shall mean “BlackRock Variable Series Funds, Inc.”

Underwriter

BlackRock Distributors, Inc., a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and a member in good standing of The National Association of Securities Dealers, Inc., will act as principal underwriter of the shares of the Fund under the Agreement.

Schedule A

Schedule A is deleted and replaced with the following:

Schedule A

Separate Accounts of Sun Life Assurance Company of Canada (U.S.)Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Sun Life of Canada (U.S.) Separate Account G, established July 25, 1996

Sun Life (N.Y.) Separate Account J, established July 12, 2006

1 of 2

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: /s/ John E. Coleman	By: /s/ Susan J. Lazzo
For the President	For the Secretary
Name: John E. Coleman	Name: Susan Lazzo
Title: Vice President	Title: Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: /s/ John E. Coleman	By: /s/ Susan J. Lazzo
For the President	For the Secretary
Name: John E. Coleman	Name: Susan Lazzo
Title: Vice President	Title: Senior Counsel

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Donald Burke
Name: Donald Burke
Title: Treasurer

BLACKROCK DISTRIBUTORS, INC.

By: /s/ Bruno DiStefano
Name: Bruno DiStefano
Title: Vice President

BLACKROCK ADVISORS, LLC

By: /s/ Anne Ackerley
Name: Anne Ackerley
Title: Managing Director

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made this 13th day of May, 2004, by and among MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the “Fund”), MERRILL LYNCH INVESTMENT MANAGERS, L.P., an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (“MLIM”), FAM DISTRIBUTORS, INC., a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Underwriter”), and SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized under the laws of the state of Delaware (“Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (each an “Account” and collectively the “Accounts”).

W I T N E S S E T H:

WHEREAS, the Fund is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the “Participating Insurance Companies”); and

WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a “Portfolio,” and, collectively, the “Portfolios”); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Shared Fund Exemptive Order”);

WHEREAS, MLIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund’s investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the “Contracts”); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the “Shares”) on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares’ net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1

Sale of the Fund Shares

1.1 Subject to Section 1.3, the Fund shall cause the Underwriter to make Shares available to the Accounts at the most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current prospectus of the Portfolios. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the “Directors”) may refuse to sell shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2 Subject to Section 1.3, the Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current prospectus of the Portfolios. The Fund shall make payment for such shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3 (a) The Company will not aggregate orders received from its Contract holders after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) with orders received before Market Close, and represents that its internal control structure concerning the processing and transmission of orders is reasonably designed to prevent or detect on a timely basis orders received after Market Close from being aggregated with orders received before Market Close and to minimize errors that could result in transmission of late orders. Orders received by Company before Market Close will receive that day’s net asset value and Orders received by Company after Market Close will receive the next day’s net asset value.

(b) The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract holders in good order prior to the Market Close or such other time as of which the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund’s prospectus on the prior Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Underwriter, to the extent consistent with the Fund’s prospectus and statement of additional information. The Underwriter may reject purchase and redemption orders which are not in such agreed upon form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form and in accordance with the terms of this Agreement. The Fund and its agents shall be entitled to rely upon, and shall be fully protected from all liability in acting upon the instructions of the persons identified by the Company to the Fund in writing as “authorized individuals” for purposes of making communications under this paragraph 1.3(b).

1.4 Purchase orders that are transmitted to the Fund in accordance with Section 1.3 shall be paid for no later than the end of the Business Day on which the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 , the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund in accordance with Section 1.3 shall be paid for no later than the end of the Business Day on which the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund shall fail to pay in a timely manner for any redemption order pursuant to Section 1.3, the Fund shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

1.5 Issuance and transfer of Shares will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.6 The Fund shall furnish prompt written notice to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and receive all such income, dividends or capital gain distributions in cash. The Fund shall notify the Company in writing of the number of Shares so issued as payment of such dividends and distributions.

1.7 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. If the Fund provides materially incorrect share net asset value information, as defined by the SEC’s standards of share price materiality, it shall make an adjustment to the number of shares purchased or redeemed for any affected Account to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly in writing upon discovery to the Company. The Underwriter will reimburse the Company for any and all costs associated with material errors, including the costs for communications with customers affected by such errors, unless such errors are the result of information supplied by the Company or persons under its control.

1.8 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts in accordance with the Shared Fund Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.9 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

1.10 The Underwriter reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Underwriter, in its sole opinion, believes the Company’s Contract holder(s) is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio (“Market

Timing”). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract holders, and to provide such relevant information about trading that may be disruptive to a Portfolio to Underwriter as it may reasonably request, and to impose transfer limitations, in accordance with the terms of the Contract prospectuses, on Contract holders whose trading activity may, in the Company’s sole opinion, constitute Market Timing. Failure of either the Underwriter or the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Underwriter’s rights under this section.

ARTICLE 2

Obligations of the Parties

2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

2.2 At least annually, the Underwriter or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule B hereto) for the Shares as the Company may reasonably request for distribution to Contract owners. The Underwriter or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably require for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the request of the Company, a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Shares conform to the Company’s Contract prospectuses or related materials; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Underwriter or its designee provide the prospectus in a “camera ready” or diskette format, the Underwriter shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format, and the Company shall bear the expense of adjusting or changing the format to conform with any of its Contract prospectuses or related materials.

2.3 The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any Contract owner. The Fund or its designee, at the Company’s expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund’s proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 With respect to any prospectus, shareholder report or proxy solicitation materials that concern solely the Fund and no other investment vehicle funding the Accounts, the Fund shall pay for the Company’s postage costs in connection with mailing such materials to existing Contract owners. With respect to any prospectus, shareholder report or proxy solicitation materials that concern the Fund together with other investment vehicles funding the Accounts, the Fund shall pay a proportionate amount of the Company’s postage costs, based on the percentage of the mailing, by weight, attributable to the documents relating to the Fund, in connection with mailing such materials to existing Contract owners, based upon appropriate documentation provided by the Company.

2.6 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or MLIM (collectively, “Fund Parties”) is named prior to the filing of such document with the SEC. Upon request, if any of the Fund Parties are named, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or MLIM is named, at least five (5) Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or Underwriter reasonably objects to such use within five (5) Business Days after receipt of such material.

2.7 The Fund or the Underwriter, or a designee, will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Account is named, at least five (5) Business Days prior to its proposed use. No such material shall be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

2.8 The Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or the Adviser in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

2.9 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

2.10 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract holders, and if a meeting of shareholders of the Fund (or any Portfolio) is called by the Directors: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract holders are received, as well as Shares held or owned by the Company for their general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund’s sole discretion; and (e) the Fund, the Underwriter or MLIM will bear the cost of any services provided on behalf of the Fund by a proxy tabulation agent in connection with a proxy solicitation.

ARTICLE 3

Representations and Warranties

3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Delaware and has established each Account as a separate account under such law.

3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts and the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company. The Fund further represents and warrants that the Fund Shares will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Fund shall notify the Company of each state or jurisdiction in which the Fund Shares cannot be sold because such shares are not either qualified for sale or exempt from the requirements of the relevant securities laws.

3.6 The Fund represents that it will comply and maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.6 by the Fund, it will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

3.7 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will use every effort to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

3.8 The Company represents that it has established and maintains an anti-money laundering (“AML”) program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to “know its customers” in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the “Patriot Act”). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. The Company agrees to provide the Underwriter with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Underwriter to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Underwriter, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

3.9 The Underwriter represents and warrants that it: (i) is registered as a broker-dealer under the 1934 Act and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the NASD; (iii) serves as principal underwriter/distributor of the Fund; and (iv) will perform its obligations for the Fund in accordance in all material respects with all applicable federal and state securities laws.

ARTICLE 4

Potential Conflicts

4.1 The parties acknowledge that the Fund’s Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3 If it is determined by a majority of the Directors, or a majority of the Fund’s Directors who are not affiliated with the Adviser or the Underwriter (the “Disinterested Directors”), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 6 months after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 6 month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

4.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Notice of Application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is amended to incorporate terms and conditions that differ from those set forth in this Article 4, then (a) the Fund will provide written notice of such differences to the Company, and (b) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (1) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (2) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

ARTICLE 5

Indemnification

5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the “Indemnified Parties” for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the prospectuses for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2 The Fund Parties agree to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature generated or approved by the Fund or its designee on behalf of the Fund (collectively, “Fund Documents” for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

(d) arise out of or result from any failure by the Fund Parties to provide the services or furnish the materials required under the terms of this Agreement (including a failure by the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification requirements set forth in Section 817(h) of the Code and the rules thereunder); or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Fund Parties in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund Parties.

5.3 Neither the Company, the Underwriter, MLIM nor the Fund shall be liable under the indemnification provisions of Section 5.1 or Section 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

5.4 Neither the Company, the Underwriter, MLIM nor the Fund shall be liable under the indemnification provisions of Section 5.1 or Section 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 or Section 5.2.

5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6

Termination

6.1 This Agreement may be terminated by any party for any reason by sixty (60) days’ advance written notice delivered to the other parties.

6.2 This Agreement may be terminated at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund’s or the Underwriter’s respective reasonable judgment, materially impair the Company’s ability to meet and perform the Company’s obligations and duties hereunder.

6.3 This Agreement may be terminated at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify.

6.4 This Agreement may be terminated by the Fund or the Underwriter, at either’s option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

6.5 This Agreement may be terminated at the option of the Company upon institution of formal proceedings against any of the Fund Parties by the NASD, the SEC, or any other regulatory body regarding the Fund Parties’ duties under this Agreement or related to the sale or purchase of Fund Shares or the operation of the Fund, or an expected or anticipated ruling, judgment or outcome which would, in the Company’s reasonable judgment, materially impair any of the Fund Parties’ ability to meet and perform its respective obligations and duties hereunder.

6.6 This Agreement may be terminated at the option of the Company if the Internal Revenue Service determines that any Portfolio fails to qualify as a “Regulated Investment Company” under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code.

6.7 This Agreement may be terminated by the Company if the Company shall determine, in its sole judgment exercised in good faith, that either (1) any of the Fund Parties shall have suffered a material adverse change in its business or financial condition, (2) any of the Fund Parties shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (3) any of the Fund Parties breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund Party from the Company of such breach.

6.8 Notwithstanding any termination of this Agreement, the Fund will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.9 In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.9 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

6.10 The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with this Article 6.

ARTICLE 7

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund or the Underwriter:

Merrill Lynch Variable Series Funds, Inc.

c/o FAM Distributors, Inc.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: General Counsel

If to the Company:

Sun Life Assurance Company of Canada (U.S.)

One Sun Life Executive Park, SC 1335

Wellesley Hills, Massachusetts 02481

Attn: Maura A. Murphy, Esq.

ARTICLE 8

Miscellaneous

8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other parties.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: /s/ Randi M. Sterrn
For the President
Name: Randi M. Sterrn
Title: Vice President, Product Pricing and Design

By: /s/ Edward M. Shea
For the Secretary
Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: /s/ Donald C. Burke
Name: Donald C. Burke
Title: Treasurer

FAM DISTRIBUTORS, INC.

By: /s/ Daniel J. Dart
Name: Daniel J. Dart
Title: Managing Director

MERRILL LYNCH INVESTMENT MANAGERS, L.P.

By: /s/ Daniel J. Dart
Name: Daniel J. Dart
Title: Director

Schedule A

Separate Accounts of Sun Life Assurance Company of Canada (U.S.)

Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Sun Life of Canada (U.S.) Separate Account G established July 25, 1996

Schedule B

Portfolios and Classes of Merrill Lynch Variable Series Funds, Inc.

Offered to Separate Accounts of Sun Life Assurance Company of Canada (U.S.)

Class I (One) Shares of:

Merrill Lynch Small Cap Value V.I. Fund